Exhibit 99.1

HESS CORPORATION

HESS REPORTS ESTIMATED RESULTS FOR THE FOURTH QUARTER OF 2018

Key Highlights:

•	A tenth discovery on the Stabroek Block, offshore Guyana, was announced at the Pluma-1 exploration well located approximately 17 miles south of the Turbot-1 well
•

Estimate of gross discovered recoverable resources for the Stabroek Block increased to more than 5 billion barrels of oil equivalent (boe); growing resource base further underpins the potential for at least five floating production, storage and offloading vessels (FPSOs) producing more than 750,000 gross barrels of oil per day (bopd) by 2025

•	Year-end proved reserves were 1,192 million boe, organic reserve replacement for 2018 was 166 percent at a finding and development cost of approximately $11.80 per boe
•	The Corporation purchased $250 million in common stock to complete our previously announced $1.5 billion share repurchase program

Fourth Quarter Financial and Operating Highlights:

•	Net loss was $4 million, or $0.05 per common share, compared with a net loss of $2,677 million, or $8.57 per common share, in the prior-year quarter
•	Adjusted net loss was $77 million, or $0.31 per common share, compared to an adjusted net loss of $304 million, or $1.01 per common share, in the fourth quarter of last year
•	Oil and gas production averaged 267,000 barrels of oil equivalent per day (boepd), excluding Libya; Bakken net production was 126,000 boepd, up 15 percent from 110,000 boepd in the year-ago quarter
•	E&P capital and exploratory expenditures were $618 million in the quarter, compared to $568 million in the prior-year quarter
•	Cash and cash equivalents, excluding Midstream, were $2.6 billion at December 31, 2018

2019 Guidance:

•	E&P capital and exploratory expenditures are expected to be $2.9 billion
•	Oil and gas production, excluding Libya is forecast to be in the range of 270,000 to 280,000 boepd, compared to full year 2018 net production, excluding Libya and assets sold, of 248,000 boepd

NEW YORK, January 30, 2019 — Hess Corporation (NYSE: HES) today reported a net loss of $4 million, or $0.05 per common share, in the fourth quarter of 2018, compared to a net loss of $2,677 million, or $8.57 per common share, in the fourth quarter of 2017.  On an adjusted basis, the Corporation reported a net loss of $77 million, or $0.31 per common share, in the fourth quarter of 2018, compared with an adjusted net loss of $304 million, or $1.01 per common share, in the prior-year quarter.  Fourth quarter 2018 results benefitted from higher U.S. crude oil production, reduced operating costs, and lower depreciation, depletion and amortization expense, compared with the prior-year quarter.

“Our company enters 2019 with a great deal of momentum,” Chief Executive Officer John Hess said.  “With our strong execution in 2018, our portfolio is well positioned to deliver approximately 20 percent compound annual cash flow growth and more than 10 percent compound annual production growth through 2025, with a portfolio breakeven of less than $40 per barrel Brent by 2025.”

After-tax income (loss) by major operating activity was as follows:

	Three Months Ended		Year Ended
	December 31,		December 31,
	(unaudited)		(unaudited)
	2018	2017	2018	2017
	(In millions, except per share amounts)
Net Income (Loss) Attributable to Hess Corporation
Exploration and Production	$(5)	$(2,592)	$51	$(3,653)
Midstream	32	20	120	42
Corporate, Interest and Other	(31)	(105)	(453)	(463)
Net income (loss) attributable to Hess Corporation	$(4)	$(2,677)	$(282)	$(4,074)

Net income (loss) per common share (diluted) (a)	$(0.05)	$(8.57)	$(1.10)	$(13.12)

Adjusted Net Income (Loss) Attributable to Hess Corporation (b)
Exploration and Production	$(5)	$(219)	$137	$(1,044)
Midstream	32	20	120	76
Corporate, Interest and Other	(104)	(105)	(433)	(433)
Adjusted net income (loss) attributable to Hess Corporation	$(77)	$(304)	$(176)	$(1,401)

Adjusted net income (loss) per common share (diluted) (a)	$(0.31)	$(1.01)	$(0.74)	$(4.61)

Weighted average number of shares (diluted)	291.5	313.6	298.2	314.1
(a)	Calculated as net income (loss) attributable to Hess Corporation less preferred stock dividends, divided by weighted average number of diluted shares.
(b)

Adjusted net income (loss) attributable to Hess Corporation excludes items affecting comparability of earnings between periods summarized on page 7.  A reconciliation of net income (loss) attributable to Hess Corporation to adjusted net income (loss) attributable to Hess Corporation is provided on page 7.

Exploration and Production:

Exploration and Production (E&P) net loss was $5 million in the fourth quarter of 2018, compared to a net loss of $2,592 million, or a net loss of $219 million on an adjusted basis, in the fourth quarter of 2017.  The Corporation’s average realized crude oil selling price, excluding the effect of hedging, was $58.11 per barrel in the fourth quarter of 2018, versus $57.32 per barrel in the year-ago quarter.  Noncash losses on crude oil hedging contracts reduced fourth quarter 2018 after-tax results by $48 million, compared to a $54 million reduction in the fourth quarter of 2017.  The average realized natural gas liquids selling price in the fourth quarter of 2018 was $21.19 per barrel, versus $22.78 per barrel in the prior-year quarter, while the average realized natural gas selling price was $4.82 per mcf, compared to $3.69 per mcf in the fourth quarter of 2017.

Net production, excluding Libya, was 267,000 boepd in the fourth quarter of 2018, down from 282,000 boepd in the prior-year quarter, which included 58,000 boepd from divested assets.  Growth in 2018 production was driven by the Bakken and the Gulf of Mexico.  Libya net production was 22,000 boepd in the fourth quarter of 2018, compared with 18,000 boepd in the year-ago quarter.

Cash operating costs, which include operating costs and expenses, production and severance taxes, and E&P general and administrative expenses, were $12.60 per boe in the fourth quarter, down 14 percent from $14.58 per boe in the prior-year quarter.  This improvement is due to higher production from lower cost Gulf of Mexico assets and cost reduction initiatives.  The E&P effective tax rate, excluding items affecting comparability of earnings between periods and Libya, was a benefit of 57 percent in the fourth quarter of 2018, compared to an expense of 21 percent in the prior-year period.

Oil and Gas Reserve Estimates:

Oil and gas proved reserves at December 31, 2018, which are subject to final review, were 1,192 million boe, compared with 1,154 million boe at December 31, 2017.  Proved reserve additions and revisions in 2018 were 172 million boe, and primarily related to the Bakken.  Additions resulting from asset acquisitions totaled 4 million boe, while asset sales reduced proved reserves by 35 million boe.  Excluding asset sales, the Corporation replaced 170 percent of its 2018 production at a finding, development and acquisition cost of approximately $11.75 per boe, which resulted in a year-end 2018 reserve life of 11.5 years.

Operational Highlights for the Fourth Quarter of 2018:

Bakken (Onshore U.S.):  Net production from the Bakken increased 15 percent to 126,000 boepd from 110,000 boepd in the year-ago quarter, due to increased drilling activity and improved well performance.  The Corporation operated an average of six rigs in the fourth quarter, drilling 36 wells and bringing 35 new wells online.

Gulf of Mexico (Offshore U.S.):  Net production from the Gulf of Mexico was 68,000 boepd, compared to 40,000 boepd in the prior-year quarter, primarily reflecting higher production from the Penn State and Conger fields which were impacted by the shutdown of the third-party operated Enchilada platform in the year-ago quarter, and the Stampede Field which commenced production in 2018.

Guyana (Offshore):  At the Stabroek Block (Hess - 30 percent), the operator, Esso Exploration and Production Guyana Limited, announced a tenth discovery, the Pluma-1 exploration well which encountered approximately 121 feet of high-quality, hydrocarbon-bearing sandstone reservoir and is located approximately 17 miles south of the Turbot-1 well.  As a result of this new discovery and further evaluation of previous discoveries, the estimate of gross discovered recoverable resources for the Stabroek Block was increased to more than 5 billion boe, which further reinforces the potential for at least five FPSOs producing over 750,000 gross bopd by 2025.

Earlier this month the Stena Carron drillship began drilling the Haimara-1 well, located 19 miles east of the Pluma-1 discovery in the southeastern part of the Stabroek Block, and the Noble Tom Madden drillship began drilling the Tilapia-1 prospect, located approximately 3 miles west of the Longtail-1 discovery, in the Turbot area.

Development activities are progressing as follows:

Liza Phase 1:  The operator has moved into its peak execution phase ahead of the expected startup in early 2020.  Liza Phase 1 will use the Liza Destiny FPSO to produce up to 120,000 gross bopd.  Drilling of development wells in the Liza Field is continuing using the Noble Bob Douglas drillship, subsea equipment is being prepared for installation, and the topside facilities modules are being installed on the Liza Destiny FPSO in Singapore, which is expected to arrive offshore Guyana in the third quarter of 2019.  Preparations are also underway for the installation of subsea umbilicals, risers and flowlines at the Liza Field in the spring.

Liza Phases 2 and 3:  Phase 2 of the Liza development, which will use a second FPSO designed to produce up to 220,000 gross bopd, is expected to be producing by mid-2022.  Pending government and regulatory approvals, project sanction is expected in the first quarter of 2019. Development of the Payara Field is expected to be sanctioned in 2019 with first production expected to start up as early as 2023.

Canada (Offshore):  In Nova Scotia (Hess – 50 percent), the operator, BP Canada, completed drilling of the Aspy exploration well.  The well did not encounter commercial quantities of hydrocarbons.  Well costs of $26 million were incurred and expensed in the fourth quarter.  The operator is evaluating the data from the Aspy well and determining next steps.

Midstream:

The Midstream segment, comprised primarily of Hess Infrastructure Partners LP, our 50/50 midstream joint venture, had net income of $32 million in the fourth quarter of 2018, compared to net income of $20 million in the prior-year quarter.  The improved fourth quarter 2018 results primarily reflect higher throughput volumes.

Corporate, Interest and Other:

Net results for Corporate, Interest and Other were an after-tax expense of $31 million in the fourth quarter of 2018, compared to an after-tax expense of $105 million in the fourth quarter of 2017.  On an adjusted basis, fourth quarter 2018 after-tax expense was $104 million.  Adjusted corporate expenses were $20 million in the fourth quarter of 2018, down $13 million from the year-ago quarter, primarily as a result of lower employee related costs and professional fees.  Fourth quarter 2018, interest expense of $84 million was $12 million higher than the year-ago quarter primarily due to lower capitalized interest.

Capital and Exploratory Expenditures:

E&P capital and exploratory expenditures were $618 million in the fourth quarter of 2018, compared to $568 million in the prior-year quarter, reflecting increased drilling in the Bakken, greater development activity in Guyana, and higher exploration spend, partially offset by reduced development spend in the Gulf of Mexico and the impact of 2017 asset sales.

Midstream capital expenditures were $67 million in the fourth quarter of 2018, up from $46 million in the year-ago quarter primarily due to expansion of gathering systems and compression capacity to support Hess and third-party production growth.

Liquidity:

Excluding the Midstream segment, the Corporation had cash and cash equivalents of $2.6 billion and total debt of $5.7 billion at December 31, 2018.  The Midstream segment had cash and cash equivalents of $109 million and total debt of $981 million at December 31, 2018.  The Corporation’s debt to capitalization ratio was 38.0 percent at December 31, 2018 and 36.1 percent at December 31, 2017.

Net cash provided by operating activities was $881 million in the fourth quarter of 2018, up from $343 million in the fourth quarter of 2017.  Net cash provided by operating activities before changes in working capital was $584 million in the fourth quarter of 2018 compared with $492 million in the year-ago quarter.  Changes in working capital during the fourth quarter of 2018 was a net inflow of $297 million due to an increase in accounts payable and a reduction in accounts receivable.

In the fourth quarter of 2018, the Corporation purchased a total of $250 million of common shares to complete its previously announced $1.5 billion share repurchase program.

Items Affecting Comparability of Earnings Between Periods:

The following table reflects the total after-tax income (expense) of items affecting comparability of earnings between periods:

	Three Months Ended		Year Ended
	December 31,		December 31,
	(unaudited)		(unaudited)
	2018	2017	2018	2017
	(In millions)
Exploration and Production	$—	$(2,373)	$(86)	$(2,609)
Midstream	—	—	—	(34)
Corporate, Interest and Other	73	—	(20)	(30)
Total items affecting comparability of earnings between periods	$73	$(2,373)	$(106)	$(2,673)

Fourth Quarter 2018:  Corporate, Interest and Other results include an allocation of noncash income tax benefit of $73 million, as required by accounting standards, to offset the recognition of a noncash income tax expense recorded in other comprehensive income resulting from changes in fair value of our 2019 crude oil hedging program.

Fourth Quarter 2017:  E&P results included an after-tax gain of $486 million ($486 million pre-tax) from the sale of our interests in Equatorial Guinea, and an after-tax loss of $857 million ($857 million pre-tax) from the sale of our interests in Norway.  In addition, E&P results included after-tax impairment charges totaling $1,980 million ($1,980 million pre-tax) to reduce the carrying value of our interests in the Stampede and Tubular Bells Fields in the Gulf of Mexico and to fully impair the carrying value of our former interests in Ghana.  Fourth quarter results also included a noncash after-tax charge of $22 million ($22 million pre-tax) related to de-designated crude oil hedging contracts.

Reconciliation of U.S. GAAP to Non-GAAP measures:

The following table reconciles reported net income (loss) attributable to Hess Corporation and adjusted net income (loss):

	Three Months Ended		Year Ended
	December 31,		December 31,
	(unaudited)		(unaudited)
	2018	2017	2018	2017
	(In millions)
Net income (loss) attributable to Hess Corporation	$(4)	$(2,677)	$(282)	$(4,074)
Less: Total items affecting comparability of earnings between periods	73	(2,373)	(106)	(2,673)
Adjusted net income (loss) attributable to Hess Corporation	$(77)	$(304)	$(176)	$(1,401)

The following table reconciles reported net cash provided by (used in) operating activities from cash provided by (used in) operating activities before changes in operating assets and liabilities:

	Three Months Ended		Year Ended
	December 31,		December 31,
	(unaudited)		(unaudited)
	2018	2017	2018	2017
	(In millions)
Cash provided by (used in) operating activities before changes in operating assets and liabilities	$584	$492	$2,125	$1,725
Changes in operating assets and liabilities	297	(149)	(186)	(780)
Net cash provided by (used in) operating activities	$881	$343	$1,939	$945

Hess Corporation will review fourth quarter financial and operating results and other matters on a webcast at 10 a.m. today (EDT).  For details about the event, refer to the Investor Relations section of our website at www.hess.com.

Hess Corporation is a leading global independent energy company engaged in the exploration and production of crude oil and natural gas.  More information on Hess Corporation is available at www.hess.com.

Forward-looking Statements

Certain statements in this release may constitute "forward-looking statements" within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended, and Section 27A of the United States Securities Act of 1933, as amended.  Forward-looking statements are subject to known and unknown risks and uncertainties and other factors which may cause actual results to differ materially from those expressed or implied by such statements, including, without limitation, uncertainties inherent in the measurement and interpretation of geological, geophysical and other technical data.  Estimates and projections contained in this release are based on the Corporation’s current understanding and assessment based on reasonable assumptions.  Actual results may differ materially from these estimates and projections due to certain risk factors discussed in the Corporation’s periodic filings with the Securities and Exchange Commission and other factors.

Non-GAAP financial measure

The Corporation has used non-GAAP financial measures in this earnings release.  “Adjusted net income (loss)” presented in this release is defined as reported net income (loss) attributable to Hess Corporation excluding items identified as affecting comparability of earnings between periods.  “Cash provided by (used in) operating activities before changes in operating assets and liabilities” presented in this release is defined as Cash provided by (used in) operating activities excluding changes in operating assets and liabilities.  Management uses adjusted net income (loss) to evaluate the Corporation’s operating performance and believes that investors’ understanding of our performance is enhanced by disclosing this measure, which excludes certain items that management believes are not directly related to ongoing operations and are not indicative of future business trends and operations.  Management believes that cash provided by (used in) operating activities before changes in operating assets and liabilities demonstrates the Corporation’s ability to internally fund capital expenditures, pay dividends and service debt.  These measures are not, and should not be viewed as, a substitute for U.S. GAAP net income (loss) or net cash provided by (used in) operating activities.  A reconciliation of reported net income (loss) attributable to Hess Corporation (U.S. GAAP) to adjusted net income (loss), and a reconciliation of net cash provided by (used in) operating activities (U.S. GAAP) to cash provided by (used in) operating activities before changes in operating assets and liabilities are provided in the release.

Cautionary Note to Investors

We use certain terms in this release relating to resources other than proved reserves, such as unproved reserves or resources.  Investors are urged to consider closely the oil and gas disclosures in Hess’ Form 10-K, File No. 1-1204, available from Hess Corporation, 1185 Avenue of the Americas, New York, New York 10036 c/o Corporate Secretary and on our website at www.hess.com.  You can also obtain this form from the SEC on the EDGAR system.

For Hess Corporation

Investor Contact:

Jay Wilson

(212) 536-8940

Media Contacts:

Lorrie Hecker

(212) 536-8250

Jamie Tully

Sard Verbinnen & Co

(312) 895-4700

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES

SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)

(IN MILLIONS)

	Fourth	Fourth	Third
	Quarter	Quarter	Quarter
	2018	2017	2018
Income Statement

Revenues and non-operating income
Sales and other operating revenues	$1,653	$1,663	$1,793
Gains (losses) on asset sales, net	—	(362)	14
Other, net	29	(10)	21
Total revenues and non-operating income	1,682	1,291	1,828

Costs and expenses
Marketing, including purchased oil and gas	472	476	491
Operating costs and expenses	292	358	266
Production and severance taxes	43	31	47
Exploration expenses, including dry holes and lease impairment	91	356	169
General and administrative expenses	91	121	143
Interest expense	99	80	99
Depreciation, depletion and amortization	533	646	489
Impairment	—	1,700	—
Total costs and expenses	1,621	3,768	1,704

Income (loss) before income taxes	61	(2,477)	124
Provision (benefit) for income taxes	27	158	121
Net income (loss)	34	(2,635)	3
Less: Net income (loss) attributable to noncontrolling interests	38	42	45
Net income (loss) attributable to Hess Corporation	(4)	(2,677)	(42)
Less: Preferred stock dividends	12	12	11
Net income (loss) attributable to Hess Corporation common stockholders	$(16)	$(2,689)	$(53)

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES

SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)

(IN MILLIONS)

	Year Ended December 31,
	2018	2017
Income Statement

Revenues and non-operating income
Sales and other operating revenues	$6,326	$5,466
Gains (losses) on asset sales, net	32	(86)
Other, net	108	11
Total revenues and non-operating income	6,466	5,391

Costs and expenses
Marketing, including purchased oil and gas	1,771	1,267
Operating costs and expenses	1,134	1,443
Production and severance taxes	171	119
Exploration expenses, including dry holes and lease impairment	362	507
General and administrative expenses	473	422
Interest expense	399	325
Loss on debt extinguishment	53	—
Depreciation, depletion and amortization	1,883	2,883
Impairment	—	4,203
Total costs and expenses	6,246	11,169

Income (loss) before income taxes	220	(5,778)
Provision (benefit) for income taxes	335	(1,837)
Net income (loss)	(115)	(3,941)
Less: Net income (loss) attributable to noncontrolling interests	167	133
Net income (loss) attributable to Hess Corporation	(282)	(4,074)
Less: Preferred stock dividends	46	46
Net income (loss) attributable to Hess Corporation common stockholders	$(328)	$(4,120)

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES

SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)

(IN MILLIONS)

	December 31,
	2018	2017
Balance Sheet Information

Cash and cash equivalents	$2,694	$4,847
Other current assets	1,765	1,310
Property, plant and equipment – net	16,083	16,192
Other long-term assets	891	763
Total assets	$21,433	$23,112

Current maturities of long-term debt	$67	$580
Other current liabilities	2,136	1,855
Long-term debt	6,605	6,397
Other long-term liabilities	1,737	1,926
Total equity excluding other comprehensive income (loss)	9,935	11,737
Accumulated other comprehensive income (loss)	(306)	(686)
Noncontrolling interests	1,259	1,303
Total liabilities and equity	$21,433	$23,112

	December 31,
	2018	2017
Total Debt

Hess Corporation	$5,691	$5,997
Midstream (a)	981	980
Hess Consolidated	$6,672	$6,977

(a)  Midstream debt is non-recourse to Hess Corporation.

	December 31,
	2018	2017
Debt to capitalization ratio

Hess Consolidated	38.0%	36.1%

	Three Months Ended		Year Ended
	December 31,		December 31,
	2018	2017	2018	2017
Interest Expense

Gross interest expense – Hess Corporation	$90	$97	$359	$385
Less: Capitalized interest – Hess Corporation	(6)	(25)	(20)	(86)
Interest expense – Hess Corporation	84	72	339	299
Interest expense – Midstream (a)	15	8	60	26
Interest expense – Consolidated	$99	$80	$399	$325

(a)  Midstream interest expense is reported in the Midstream operating segment.

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES

SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)

(IN MILLIONS)

	Fourth	Fourth	Third
	Quarter	Quarter	Quarter
	2018	2017	2018
Cash Flow Information

Cash Flows from Operating Activities
Net income (loss)	$34	$(2,635)	$3
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities
(Gains) losses on asset sales, net	—	362	(14)
Depreciation, depletion and amortization	533	646	489
Impairment	—	1,700	—
Exploratory dry hole costs	33	268	119
Exploration lease and other impairment	9	22	8
Stock compensation expense	19	21	21
Noncash (gains) losses on commodity derivatives, net	48	54	49
Provision (benefit) for deferred income taxes and other tax accruals	(92)	54	6
Cash provided by (used in) operating activities before changes in operating assets and liabilities	584	492	681
Changes in operating assets and liabilities	297	(149)	(258)
Net cash provided by (used in) operating activities	881	343	423

Cash Flows from Investing Activities
Additions to property, plant and equipment - E&P	(589)	(513)	(472)
Additions to property, plant and equipment - Midstream	(75)	(41)	(68)
Payments for Midstream equity investments	—	—	(26)
Proceeds from asset sales, net of cash sold	—	2,513	574
Other, net	(1)	—	(3)
Net cash provided by (used in) investing activities	(665)	1,959	5

Cash Flows from Financing Activities
Net borrowings (repayments) of debt with maturities of 90 days or less	—	(168)	—
Debt with maturities of greater than 90 days
Borrowings	—	800	—
Repayments	(23)	(352)	(19)
Common stock acquired and retired	(245)	(110)	(230)
Cash dividends paid	(83)	(90)	(86)
Noncontrolling interests, net	(175)	(35)	(13)
Other, net	—	(26)	16
Net cash provided by (used in) financing activities	(526)	19	(332)

Net Increase (Decrease) in Cash and Cash Equivalents	(310)	2,321	96
Cash and Cash Equivalents at Beginning of Period	3,004	2,526	2,908
Cash and Cash Equivalents at End of Period	$2,694	$4,847	$3,004

Additions to Property, Plant and Equipment included within Investing Activities:
Capital expenditures incurred	$(636)	$(547)	$(583)
Increase (decrease) in related liabilities	(28)	(7)	43
Additions to property, plant and equipment	$(664)	$(554)	$(540)

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES

SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)

(IN MILLIONS)

	Year Ended December 31,
	2018	2017
Cash Flow Information

Cash Flows from Operating Activities
Net income (loss)	$(115)	$(3,941)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities
(Gains) losses on asset sales, net	(32)	86
Depreciation, depletion and amortization	1,883	2,883
Impairment	—	4,203
Exploratory dry hole costs	165	268
Exploration lease and other impairment	37	44
Stock compensation expense	72	86
Noncash (gains) losses on commodity derivatives, net	182	97
Provision (benefit) for deferred income taxes and other tax accruals	(120)	(2,001)
Loss on debt extinguishment	53	—
Cash provided by (used in) operating activities before changes in operating assets and liabilities	2,125	1,725
Changes in operating assets and liabilities	(186)	(780)
Net cash provided by (used in) operating activities	1,939	945

Cash Flows from Investing Activities
Additions to property, plant and equipment - E&P	(1,854)	(1,788)
Additions to property, plant and equipment - Midstream	(243)	(149)
Payments for Midstream equity investments	(67)	—
Proceeds from asset sales, net of cash sold	607	3,296
Other, net	(9)	(1)
Net cash provided by (used in) investing activities	(1,566)	1,358

Cash Flows from Financing Activities
Net borrowings (repayments) of debt with maturities of 90 days or less	—	(153)
Debt with maturities of greater than 90 days
Borrowings	—	800
Repayments	(633)	(459)
Proceeds from issuance of Hess Midstream Partnership LP units	—	366
Common stock acquired and retired	(1,365)	(110)
Cash dividends paid	(345)	(363)
Noncontrolling interests, net	(211)	(243)
Other, net	28	(26)
Net cash provided by (used in) financing activities	(2,526)	(188)

Net Increase (Decrease) in Cash and Cash Equivalents	(2,153)	2,115
Cash and Cash Equivalents at Beginning of Year	4,847	2,732
Cash and Cash Equivalents at End of Year	$2,694	$4,847

Additions to Property, Plant and Equipment included within Investing Activities:
Capital expenditures incurred	$(2,180)	$(1,973)
Increase (decrease) in related liabilities	83	36
Additions to property, plant and equipment	$(2,097)	$(1,937)

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES

SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)

(IN MILLIONS)

	Fourth	Fourth	Third
	Quarter	Quarter	Quarter
	2018	2017	2018
Capital and Exploratory Expenditures

E&P Capital and exploratory expenditures
United States
Bakken	$314	$200	$245
Other Onshore	2	5	6
Total Onshore	316	205	251
Offshore	105	162	88
Total United States	421	367	339
South America	139	81	136
Europe	2	51	1
Asia and other	56	69	66
E&P Capital and exploratory expenditures	$618	$568	$542

Total exploration expenses charged to income included above	$49	$67	$42

Midstream Capital expenditures	$67	$46	$83

		Year Ended December 31,
		2018	2017
Capital and Exploratory Expenditures

E&P Capital and exploratory expenditures
United States
Bakken		$967	$624
Other Onshore		43	30
Total Onshore		1,010	654
Offshore		368	702
Total United States		1,378	1,356
South America		423	242
Europe		8	142
Asia and other		260	307
E&P Capital and exploratory expenditures		$2,069	$2,047

Total exploration expenses charged to income included above		$160	$195

Midstream Capital expenditures		$271	$121

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES

EXPLORATION AND PRODUCTION EARNINGS (UNAUDITED)

(IN MILLIONS)

	Fourth Quarter 2018
Income Statement	United States		International		Total

Total revenues and non-operating income
Sales and other operating revenues	$1,273		$377		$1,650
Other, net	9		8		17
Total revenues and non-operating income	1,282		385		1,667

Costs and expenses
Marketing, including purchased oil and gas (a)	478		12		490
Operating costs and expenses	173		65		238
Production and severance taxes	40		3		43
Midstream tariffs	165		—		165
Exploration expenses, including dry holes and lease impairment	27		64		91
General and administrative expenses	46		9		55
Depreciation, depletion and amortization	370		129		499
Total costs and expenses	1,299		282		1,581

Results of operations before income taxes	(17)		103		86
Provision (benefit) for income taxes	(24)		115		91
Net income (loss) attributable to Hess Corporation	$7	(b)	$(12)		$(5)

	Fourth Quarter 2017
Income Statement	United States		International		Total

Total revenues and non-operating income
Sales and other operating revenues	$1,064		$599		$1,663
Gains (losses) on asset sales, net	(5)		(364)		(369)
Other, net	(7)		(11)		(18)
Total revenues and non-operating income	1,052		224		1,276

Costs and expenses
Marketing, including purchased oil and gas (a)	477		12		489
Operating costs and expenses	158		155		313
Production and severance taxes	30		1		31
Midstream tariffs	144		—		144
Exploration expenses, including dry holes and lease impairment	39		317		356
General and administrative expenses	50		8		58
Depreciation, depletion and amortization	453		163		616
Impairments	1,700		—		1,700
Total costs and expenses	3,051		656		3,707

Results of operations before income taxes	(1,999)		(432)		(2,431)
Provision (benefit) for income taxes	(10)		171		161
Net income (loss) attributable to Hess Corporation	$(1,989)	(c)	$(603)	(d)	$(2,592)
(a)	Includes amounts charged from the Midstream segment.
(b)	After-tax losses from realized crude oil hedging activities totaled $44 million (noncash premium amortization: $48 million; cash received: $4 million).
(c)

After-tax losses from realized crude oil hedging activities totaled $25 million (noncash premium amortization: $25 million).  After-tax losses from unrealized crude oil hedging activities totaled $27 million.

(d)

After-tax losses from realized crude oil hedging activities totaled $5 million (noncash premium amortization: $5 million).  After-tax gains from unrealized crude oil hedging activities totaled $3 million.

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES

EXPLORATION AND PRODUCTION EARNINGS (UNAUDITED)

(IN MILLIONS)

	Third Quarter 2018
Income Statement	United States		International	Total

Total revenues and non-operating income
Sales and other operating revenues	$1,394		$399	$1,793
Gains (losses) on asset sales, net	14		—	14
Other, net	5		7	12
Total revenues and non-operating income	1,413		406	1,819

Costs and expenses
Marketing, including purchased oil and gas (a)	490		16	506
Operating costs and expenses	153		62	215
Production and severance taxes	46		1	47
Midstream tariffs	169		—	169
Exploration expenses, including dry holes and lease impairment	33		136	169
General and administrative expenses	100		6	106
Depreciation, depletion and amortization	343		114	457
Total costs and expenses	1,334		335	1,669

Results of operations before income taxes	79		71	150
Provision (benefit) for income taxes	(21)		121	100
Net income (loss) attributable to Hess Corporation	$100	(b)	$(50)	$50
(a)	Includes amounts charged from the Midstream segment.
(b)	After-tax losses from realized crude oil hedging activities totaled $49 million (noncash premium amortization: $49 million).

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES

EXPLORATION AND PRODUCTION EARNINGS (UNAUDITED)

(IN MILLIONS)

	Year Ended December 31, 2018
Income Statement	United States		International		Total

Total revenues and non-operating income
Sales and other operating revenues	$4,842		$1,481		$6,323
Gains (losses) on asset sales, net	14		13		27
Other, net	25		28		53
Total revenues and non-operating income	4,881		1,522		6,403

Costs and expenses
Marketing, including purchased oil and gas (a)	1,777		56		1,833
Operating costs and expenses	697		244		941
Production and severance taxes	165		6		171
Midstream tariffs	648		—		648
Exploration expenses, including dry holes and lease impairment	119		243		362
General and administrative expenses	230		28		258
Depreciation, depletion and amortization	1,297		451		1,748
Total costs and expenses	4,933		1,028		5,961

Results of operations before income taxes	(52)		494		442
Provision (benefit) for income taxes	(63)		454		391
Net income (loss) attributable to Hess Corporation	$11	(b)	$40		$51

	Year Ended December 31, 2017
Income Statement	United States		International		Total

Total revenues and non-operating income
Sales and other operating revenues	$3,686		$1,774		$5,460
Gains (losses) on asset sales, net	325		(364)		(39)
Other, net	(36)		35		(1)
Total revenues and non-operating income	3,975		1,445		5,420

Costs and expenses
Marketing, including purchased oil and gas (a)	1,354		(19)		1,335
Operating costs and expenses	650		598		1,248
Production and severance taxes	116		3		119
Midstream tariffs	543		—		543
Exploration expenses, including dry holes and lease impairment	106		401		507
General and administrative expenses	193		31		224
Depreciation, depletion and amortization	1,819		917		2,736
Impairments	1,700		2,503		4,203
Total costs and expenses	6,481		4,434		10,915

Results of operations before income taxes	(2,506)		(2,989)		(5,495)
Provision (benefit) for income taxes	(31)		(1,811)		(1,842)
Net income (loss) attributable to Hess Corporation	$(2,475)	(c)	$(1,178)	(d)	$(3,653)
(a)	Includes amounts charged from the Midstream segment.
(b)

After-tax losses from realized crude oil hedging activities totaled $173 million (noncash premium amortization: $172 million; cash paid:  $1 million).  After-tax non-cash losses from de-designated crude oil contracts totaled $10 million.

(c)

After-tax losses from realized crude oil hedging activities totaled $31 million (noncash premium amortization: $55 million; cash received:  $24 million).  After-tax losses from unrealized crude oil hedging activities totaled $26 million.

(d)	After-tax losses from realized crude oil hedging activities totaled $2 million (noncash premium amortization: $16 million; cash received: $14 million).

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES

EXPLORATION AND PRODUCTION OPERATING DATA

	Fourth	Fourth	Third
	Quarter	Quarter	Quarter
	2018	2017	2018
Net Production Per Day (in thousands)

Crude oil - barrels
United States
Bakken	83	69	76
Other Onshore (a)	1	2	2
Total Onshore	84	71	78
Offshore	48	30	50
Total United States	132	101	128
Europe (b)	6	27	7
Africa (c) (d)	20	35	16
Asia	3	3	4
Total	161	166	155

Natural gas liquids - barrels
United States
Bakken	31	30	30
Other Onshore (a)	1	6	4
Total Onshore	32	36	34
Offshore	5	4	6
Total United States	37	40	40
Europe (b)	—	1	—
Total	37	41	40

Natural gas - mcf
United States
Bakken	74	66	72
Other Onshore (a)	5	77	47
Total Onshore	79	143	119
Offshore	90	34	89
Total United States	169	177	208
Europe (b)	9	30	8
Asia and other (d)	367	349	395
Total	545	556	611

Barrels of oil equivalent	289	300	297
(a)	The Corporation sold its Utica assets in August 2018. Production was 10,000 boepd in the third quarter of 2018, and 17,000 boepd in the fourth quarter of 2017.
(b)	The Corporation sold its Norway assets in December 2017. Production was 24,000 boepd in the fourth quarter of 2017.
(c)	The Corporation sold its Equatorial Guinea assets in November 2017. Production was 17,000 boepd in the fourth quarter of 2017.
(d)	Production from Libya was 22,000 boepd in the fourth quarter of 2018, 18,000 boepd in the fourth quarter of 2017 and 18,000 boepd in the third quarter of 2018.

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES

EXPLORATION AND PRODUCTION OPERATING DATA

	Year Ended December 31,
	2018	2017
Net Production Per Day (in thousands)

Crude oil - barrels
United States
Bakken	76	67
Other Onshore (a)	1	6
Total Onshore	77	73
Offshore	41	39
Total United States	118	112
Europe (b)	6	28
Africa (c) (d)	18	35
Asia	4	2
Total	146	177

Natural gas liquids - barrels
United States
Bakken	29	28
Other Onshore (a)	5	8
Total Onshore	34	36
Offshore	5	5
Total United States	39	41
Europe (b)	—	1
Total	39	42

Natural gas - mcf
United States
Bakken	70	62
Other Onshore (a)	44	92
Total Onshore	114	154
Offshore	67	57
Total United States	181	211
Europe (b)	8	33
Asia and other (d)	364	276
Total	553	520

Barrels of oil equivalent	277	306
(a)

The Corporation sold its Utica assets in August 2018.  Production was 9,000 boepd for the year ended December 31, 2018 and 19,000 boepd for the year ended December 31, 2017.  The Corporation sold its Permian assets in August 2017.  Production was 4,000 boepd for the year ended December 31, 2017.

(b)	The Corporation sold its Norway assets in December 2017. Production was 24,000 boepd for the year ended December 31, 2017.
(c)	The Corporation sold its Equatorial Guinea assets in November 2017. Production was 25,000 boepd for the year ended December 31, 2017.
(d)	Production from Libya was 20,000 boepd for the year ended December 31, 2018 and 10,000 boepd for the year ended December 31, 2017.

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES

EXPLORATION AND PRODUCTION OPERATING DATA

	Fourth	Fourth	Third
	Quarter	Quarter	Quarter
	2018	2017	2018
Sales Volumes Per Day (in thousands) (a)

Crude oil - barrels	158	173	153
Natural gas liquids - barrels	37	41	40
Natural gas - mcf	545	556	611
Barrels of oil equivalent	286	307	295

Sales Volumes (in thousands) (a)

Crude oil - barrels	14,587	15,969	14,085
Natural gas liquids - barrels	3,395	3,760	3,696
Natural gas - mcf	50,095	51,346	56,251
Barrels of oil equivalent	26,331	28,287	27,156

	Year Ended December 31,
	2018	2017
Sales Volumes Per Day (in thousands) (a)

Crude oil - barrels	144	173
Natural gas liquids - barrels	39	42
Natural gas - mcf	553	520
Barrels of oil equivalent	275	302

Sales Volumes (in thousands) (a)

Crude oil - barrels	52,742	63,367
Natural gas liquids - barrels	14,019	15,152
Natural gas - mcf	202,041	190,089
Barrels of oil equivalent	100,435	110,201
(a)	Sales volumes from purchased crude oil, natural gas liquids, and natural gas are not included in the sales volumes reported.

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES

EXPLORATION AND PRODUCTION OPERATING DATA

	Fourth	Fourth	Third
	Quarter	Quarter	Quarter
	2018	2017	2018
Average Selling Prices

Crude oil - per barrel (including hedging)
United States
Onshore	$49.95	$51.66	$62.92
Offshore	58.46	52.73	66.62
Total United States	53.02	51.98	64.38
Europe	65.48	62.10	74.71
Africa	65.91	58.98	73.34
Asia	61.58	61.26	73.67
Worldwide	55.24	55.44	66.08

Crude oil - per barrel (excluding hedging)
United States
Onshore	$53.44	$54.06	$66.76
Offshore	61.93	56.07	70.44
Total United States	56.51	54.66	68.22
Europe	65.48	63.13	74.71
Africa	65.91	59.58	73.34
Asia	61.58	61.26	73.67
Worldwide	58.11	57.32	69.22

Natural gas liquids - per barrel
United States
Onshore	$21.34	$21.98	$22.99
Offshore	20.23	26.32	31.27
Total United States	21.19	22.42	24.29
Europe	—	36.98	—
Worldwide	21.19	22.78	24.29

Natural gas - per mcf
United States
Onshore	$3.02	$1.70	$1.99
Offshore	3.66	1.67	2.22
Total United States	3.36	1.69	2.09
Europe	3.93	4.99	3.55
Asia and other	5.51	4.59	5.22
Worldwide	4.82	3.69	4.11

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES

EXPLORATION AND PRODUCTION OPERATING DATA

	Year Ended December 31,
	2018	2017
Average Selling Prices

Crude oil - per barrel (including hedging)
United States
Onshore	$56.90	$46.04
Offshore	62.02	47.34
Total United States	58.69	46.50
Europe	70.08	55.03
Africa	69.64	53.17
Asia	70.42	56.99
Worldwide	60.77	49.23

Crude oil - per barrel (excluding hedging)
United States
Onshore	$60.64	$46.76
Offshore	65.73	48.15
Total United States	62.41	47.25
Europe	70.08	55.14
Africa	69.64	53.25
Asia	70.42	56.99
Worldwide	63.80	49.75

Natural gas liquids - per barrel
United States
Onshore	$21.29	$17.67
Offshore	25.58	21.34
Total United States	21.81	18.10
Europe	—	29.04
Worldwide	21.81	18.35

Natural gas - per mcf
United States
Onshore	$2.29	$1.96
Offshore	2.68	2.22
Total United States	2.43	2.03
Europe	3.61	4.42
Asia and other	5.07	4.27
Worldwide	4.18	3.37

The following is a summary of the Corporation’s outstanding West Texas Intermediate hedging program:

2019
Barrels of oil per day	95,000
Monthly floor price of put options	$60
Start date	January 1
Finish date	December 31